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                                                                   EXHIBIT 5.1

                                  [L&W DRAFT]




                                 April 4, 1996




Beckman Instruments, Inc.
2500 Harbor Boulevard
Fullerton, California  92634

                 Re: $200,000,000 Aggregate Principal Amount of Debt Securities of Beckman Instruments, Inc.

Ladies and Gentlemen:

                 At your request, we have examined the registration statement on Form S-3 (the "Registration Statement") being filed by you with the Securities and Exchange Commission in connection with the registration, under the Securities Act of 1933, as amended, of up to $200,000,000 aggregate principal amount of debt securities (the "Debt Securities"), consisting of debentures, notes, and/or other evidences of indebtedness in one or more series. We have also examined the form of indenture (the "Senior Indenture") between Beckman Instruments, Inc. (the "Company") and The First National Bank of Chicago, as Trustee (the "Trustee"), under which senior Debt Securities (the "Senior Debt Securities") are to be issued, and the form of indenture (the "Subordinated Indenture") between the Company and the Trustee under which subordinated Debt Securities (the "Subordinated Debt Securities") are to be issued.

                 In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Senior Debt Securities and the Subordinated Debt Securities for the purposes of this opinion, and we have assumed such proceedings will be timely completed in the manner presently proposed and that the terms of each issuance will otherwise be in compliance with law. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.





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Beckman Instruments, Inc.
April 4, 1996
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                 We are opining herein as to the effect on the subject
transaction only of the internal laws of the State of New York and the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any other local agencies within the state.

                 In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

                 Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

                 1. The Senior Debt Securities have been duly authorized by the Company, and when the Senior Indenture has been duly executed by the Company and the Trustee and when the Senior Debt Securities have been duly established pursuant to the Senior Indenture, duly authenticated by the Trustee and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms and provisions of the Senior Indenture and as contemplated by the Registration Statement, the Senior Debt Securities will constitute valid, binding and enforceable obligations of the Company; and

                 2. The Subordinated Debt Securities have been duly authorized by the Company, and when the Subordinated Indenture has been duly executed by the Company and the Trustee and when the Subordinated Debt Securities have been duly established pursuant to the Subordinated Indenture, duly authenticated by the Trustee and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms and provisions of the Subordinated Indenture and as contemplated by the Registration Statement, the Subordinated Debt Securities will constitute valid, binding and enforceable obligations of the Company

                 Our opinion is subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to or





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Beckman Instruments, Inc.
April 4, 1996
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affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or law, and the discretion of the court before which any proceeding therefor may be brought; (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; (iv) we express no opinion concerning the enforceability of the waiver of rights or defenses contained in the Senior Indenture and the Subordinated Indenture; and (v) the manner by which the acceleration of the Senior Debt Securities and the Subordinated Debt Securities may affect the collectibility of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon.

                 To the extent that the obligations of the Company under the Senior Indenture and the Subordinated Indenture may be dependent upon such matters, we assume for purposes of this opinion that the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee is duly qualified to engage in the activities contemplated by the Senior Indenture and the Subordinated Indenture; that the Senior Indenture and the Subordinated Indenture have been duly authorized, executed and delivered by the Trustee and constitute the legally valid, binding and enforceable obligation of the Trustee enforceable against the Trustee in accordance with its terms; that the Trustee is in compliance, generally with respect to acting as a trustee under the Senior Indenture and the Subordinated Indenture, with all applicable laws and regulations; and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under the Senior Indenture and the Subordinated Indenture.

                 We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the prospectus included therein.

                                        Very truly yours,


                                        LATHAM & WATKINS